UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indentures

On May 17, 2024, Organon & Co. (the “Company”) and Organon Foreign Debt Co-Issuer B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and wholly-owned subsidiary of Organon (the “Co-Issuer”, and together with the Company, the “Companies”), closed their previously announced private offering  (the “Notes Offering”) of $500 million of 6.750% senior secured notes due 2034 (the “Secured Notes”) and $500 million of 7.875% senior unsecured notes due 2034 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). Both series of Notes are guaranteed by each of the entities (the “Subsidiary Guarantors”) that guarantee the Companies’ existing senior secured credit facilities (the “Credit Facilities”).

The Company will to use the net proceeds from the sale of the Notes to repay a portion of its borrowings under the Credit Facilities’ U.S. dollar-denominated “tranche B” term loan (the “Dollar Term Facility”) and to pay expenses incurred in connection with the foregoing and the offering of the Notes.

The Secured Notes were issued pursuant to an indenture, dated as of May 17, 2024 (the “Secured Indenture”), by and among the Companies, the Subsidiary Guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Unsecured Notes were issued pursuant to an indenture, dated as of May 17, 2024 (the “Unsecured Indenture”, and together with the Secured Indenture, the “Indentures”), by and among the Companies, the Subsidiary Guarantors, and U.S. Bank Trust Company, National Association, as trustee.

Both series of Notes will mature on May 15, 2034 unless earlier redeemed or repurchased. Interest will accrue on both series of Notes from May 17, 2024 and is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2024.

The Notes may be redeemed, in whole or in part, on or after May 15, 2029 at the applicable redemption prices set forth in the applicable Indenture and Note, plus accrued and unpaid interest. At any time prior to May 15, 2029, the Companies may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of Notes being redeemed plus a “make-whole” premium as set for the in the applicable Indenture, plus accrued and unpaid interest.

The Indentures contain certain restrictive covenants regarding, among other things, additional indebtedness, liens, mergers, consolidations, transfer and sale of certain assets, investments and certain other restricted payments. These covenants are subject to certain exceptions and qualifications as set forth in the Indentures.

Additionally, upon the occurrence of specified change of control triggering events, the Companies will be required to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the purchase date.

The Indentures set forth certain events of default (subject in certain cases to customary grace and cure periods) that include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in each such Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency.

The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Accordingly, the Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act exclusively to persons other than retail investors in the European Economic Area, whereby each retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

The foregoing descriptions of the Secured Indenture, the Secured Notes, the Unsecured Indenture, and the Unsecured Notes do not purport to be complete and are qualified in all respects by reference to the full text of such documents. Copies of the Secured Indenture and the Unsecured Indenture are filed as Exhibits 4.1 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference. Forms of the Secured Notes and the Unsecured Notes are filed as Exhibits 4.2 and 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facilities Amendments

On May 17, 2024, the Companies entered into Amendment No. 2 to Senior Secured Credit Agreement and Amendment to Security Agreement (the “Credit Agreement Amendment”), by and among the Companies as borrowers, the Subsidiary Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

The Credit Agreement Amendment, among other things, (i) extended the maturity of the Dollar Term Facility to May 17, 2031, (ii) extended the maturity of the revolving credit loans made under the senior secured credit facility (the “Revolving Facility”) to December 2, 2027, (iii) increased the maximum amount of the Revolving Facility by $300.0 million and decreased the commitment fee payable in respect of the Revolving Facility to 0.375%, (iv) removed the credit spread adjustment applicable to SOFR loans, (v) reduced the interest rate in respect of the remaining $1,550.0 million of loans under the Dollar Term Facility (the “2024 Dollar Term Loans”) from Term SOFR plus 3.0% to Term SOFR plus 2.50% (or, in the case of 2024 Dollar Term Loans bearing interest at the alternative base rate (“ABR”), ABR plus 1.50%), and (vi) made other changes, including certain changes to the mandatory prepayment provisions and covenants, in connection with the foregoing. The 2024 Dollar Term Loans are subject to a prepayment premium of up to 1.00% to the extent that they become subject to certain repricing events within six months of the date of the Credit Agreement Amendment.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in all respects by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 17, 2024, by and among Organon & Co., Organon Foreign Debt Co-Issuer B.V., the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 6.750% Senior Secured Notes due 2024 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

4.3	Indenture, dated as of May 17, 2024, by and among Organon & Co., Organon Foreign Debt Co-Issuer B.V., the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee.

4.4	Form of 7.875% Senior Notes due 2024 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.3).

10.1	Amendment No. 2 to Senior Secured Credit Agreement and Amendment to Security Agreement, Organon & Co., Organon Foreign Debt Co-Issuer B.V., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Matthew Walsh
	Name:	Matthew Walsh
	Title:	Chief Financial Officer

Dated: May 17, 2024